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                                                                   Exhibit 10.3

THIS INDEMNITY AGREEMENT is made this 4/th/ day of June, 2002.

TO:               ZARLINK SEMICONDUCTOR INC.

                  (the "Sublandlord").


RECITALS:


A. The Sublandlord and MetaSolv Software Canada Inc. (the "Subtenant") entered into a Sublease Agreement dated the date hereof (the "Sublease Agreement") with respect to certain premises (the "Sublet Premises") in the building municipally known as 360 Legget Drive, in the City of Ottawa, in the Province of Ontario.


B. The Sublandlord and the Subtenant entered into a side letter agreement dated the date hereof (the "Side Letter Agreement").


(collectively, the Sublease Agreement and the Side Letter Agreement are referred to herein as the "Agreement")


THEREFORE, the undersigned (the "Indemnifier") agrees as follows:

1. The Indemnifier represents and warrants to and covenants and agrees with the Sublandlord that:


     (a) each capitalized term used herein shall have the meaning ascribed to it herein and if not defined herein then in the Agreement.

     (b) the Indemnifier has full power and authority to enter into this Indemnity Agreement and to perform its obligations contained herein;

     (c) this Indemnity Agreement is valid and binding upon the Indemnifier and enforceable against it in accordance with its terms;

     (d) in entering into this Indemnity Agreement, the Indemnifier is not contravening section 20 of the Ontario Business Corporations Act (or section 44 of the Canada Business Corporations Act as the case may
          be);

     (e) the Indemnifier shall be bound, as principal obligor, to perform all of the obligations contained in the Agreement (other than those required of the Sublandlord or the Head Landlord) to the same extent and with the same effect as if the Indemnifier were named in the Agreement as the sole Subtenant and irrespective of:

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          (i)   the repudiation or disclaiming of the Agreement by the
                Subtenant;


          (ii)  the unenforceability of the Agreement as against the Subtenant;


          (iii) the termination, release or discharge of any obligations of the Subtenant under the Agreement by operation of law or action by the Sublandlord or otherwise;


          (iv) the bankruptcy, insolvency, dissolution or other liquidation of the Subtenant including, without limitation, any surrender or disclaimer of the Agreement by a trustee in bankruptcy of the Subtenant; or


          (v) the assignment of the Agreement to any third party or any permitted subletting of the Sublet Premises by the Subtenant to any third party;


     (f) the obligations of the Indemnifier under this Indemnity Agreement are absolute and unconditional and shall be in no way released, discharged or reduced, and the rights of the Sublandlord under this Indemnity Agreement shall be in no way prejudiced or impaired, by any neglect, delay or forbearance of the Sublandlord in demanding, requiring or enforcing performance by the Subtenant or any other obligated person of any of its obligations under the Agreement, or by the Indemnifier of any of its obligations under this Indemnity Agreement, or by granting any extensions of time for performance, or by waiving any performance (except as to the particular performance which has been waived), or by permitting or consenting to any assignment or by the bankruptcy, receivership, insolvency or any other creditor's proceedings of or against the Subtenant, or by the winding up or dissolution of the Subtenant or by the repudiation of the Agreement, or any other event or occurrence which would have the effect at law of terminating the existence of obligations of the Subtenant prior to the termination of the Agreement or by any agreements or other dealings between the Sublandlord and the Subtenant having the effect of amending or altering the Agreement or the obligations of the Subtenant thereunder or by any want of notice by the Sublandlord to the Indemnifier of any default of the Subtenant or by any other matter, thing, act or omission of the Sublandlord whatsoever;


     (g) with respect to the Agreement, the obligations of the Indemnifier under this Indemnity Agreement extend not only to the Subterm and to any overholding by the Subtenant thereafter but also to any renewal or extension of the Subterm which results from the exercise by the Subtenant of any right contained in the Agreement;

     (h) the benefit of the Indemnifier's obligations under this Indemnity Agreement may be assigned by the Sublandlord and will benefit and be enforceable by the successors and assigns of the Sublandlord;

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     (i)  in the event of either the termination of the Sublease Agreement or the Side Letter Agreement (except by a surrender of the Sublease Agreement or the Side Letter Agreement by the Subtenant which is accepted in writing by the Sublandlord) or a disclaimer or repudiation of the Agreement pursuant to any statute, then in either case, at the sole option of the Sublandlord, exercisable at any time within six months of such termination or disclaimer or repudiation, as the case may be, the Indemnifier agrees to execute and deliver a new lease of the Sublet Premises between the Sublandlord as lessor and the Indemnifier as lessee for a term equal to the residue of the Subterm remaining unexpired at the time of such termination or disclaimer or repudiation. Such new lease shall contain the same obligations and the same covenants, obligations, agreements, terms and conditions in all respects as are contained in the Agreement save for the term which shall be as aforesaid;


     (j) if any provision of this Indemnity Agreement is determined to be illegal or unenforceable, all other provisions shall remain effective;


     (k) this Indemnity Agreement is binding upon the Indemnifier and its successors and assigns; and


     (l) the Indemnifier agrees to do, make and execute all such further documents, agreements, assurances, acts, matters and things and take such further action as may be reasonably required by the Sublandlord in order to more effectively carry out the true intent of this Indemnity Agreement.

2. Upon the fulfillment of all of the obligations of the Subtenant contained in the Agreement, or upon the surrender of the Sublease Agreement and the Side Letter Agreement by the Subtenant, which is accepted in writing by the Sublandlord, this Indemnity Agreement shall automatically terminate and the Indemnifier shall cease to have any further obligations or liability hereunder.

3. This Indemnity Agreement shall be interpreted in accordance with the laws of Ontario and the federal laws of Canada applicable therein.


4. This Indemnity Agreement is the sole agreement between the Sublandlord and the Indemnifier relating to the indemnity and there are no other written or verbal agreements or representations relating thereto. This Indemnity Agreement may not be amended except in writing and signed by the party or parties to be bound by such amendment.

The remainder of this page intentionally left blank. Signature page follows.

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IN WITNESS OF WHICH the Indemnifier has duly executed this Indemnity Agreement.

                                      METASOLV, INC.


                                      By: /S/ Jonathan K. Hustis
                                         Name: Jonathan K. Hustis
                                         Title: VP Business Services and General
                                         Counsel

                                      By:
                                         Name:
                                         Title:

                                         I/We have authority to bind the
                                         corporation.